Unica Announces Financial Results for the Second Quarter Fiscal 2010

WALTHAM, Mass. – May 3, 2010 – Unica Corporation (Nasdaq: UNCA), the recognized leader in marketing software solutions, today announced financial results for its second quarter fiscal 2010, ended March 31, 2010.

For the second quarter fiscal 2010, the company reported total revenue of $29.0 million, an increase of 24% compared to the second quarter of fiscal 2009. Subscription revenue was $6.6 million, an increase of 49%, perpetual license revenue was $7.7 million, an increase of 83%, maintenance revenue on perpetual licenses was $11.2 million, an increase of 4%, and services revenue was $3.4 million, a decrease of 9%, each compared to the second quarter of fiscal 2009.

The company ended the second fiscal quarter with annual recurring contract value, which represents the annual value of subscription and maintenance contracts as of the end of the quarter, of over $73 million. This represents an increase of approximately 7% on a sequential basis and 13% compared to the end of fiscal 2009.

Yuchun Lee, chief executive officer of Unica Corporation, stated, “We are pleased with the company’s performance in the second quarter. Revenue and profitability were both ahead of our expectations, and we generated approximately $10 million in cash flow from operations. Our enterprise product suite was the primary driver to our better-than-expected financial results and enabled Unica to return to solid total revenue growth on a year-over-year basis. Moreover, strong maintenance renewals associated with our industry leading enterprise product suite contributed to the solid growth of our annual recurring contract value metric along with the continued momentum of our subscription business.”

Lee added, “We are optimistic about our longer-term outlook. The macroeconomic environment has increasingly stabilized over the last two quarters, and we believe Unica is well positioned as spending environment improves. Unica has the broadest suite of applications to automate and optimize marketing-related functions, and we are the only vendor that industry analysts rate as a market leader in enterprise marketing management as well as key segments such as campaign management, marketing resource management and web analytics. In addition, Unica is differentiated by our ability to deliver an end-to-end marketing suite in either a software-as-a-service or on-premise environment, enabling Unica to maximize its long-term market opportunity.”

For the quarter ended March 31, 2010, Unica reported income from operations, in accordance with generally accepted accounting principles (GAAP), of $1.5 million. Income from operations for the quarter ended March 31, 2010 includes $1.1 million of non-cash share-based compensation expense and $551,000 of amortization of acquired intangible assets. In the corresponding quarter of the prior fiscal year, the Company reported a loss from operations of $17.3 million, which included a goodwill impairment charge of $15.3 million. GAAP net income for the quarter ended March 31, 2010 was $368,000, compared to a net loss of $16.1 million for the quarter ended March 31, 2009. GAAP diluted net income per share was $0.02, for the quarter ended March 31, 2010, compared to a net loss per share of $0.77 for the quarter ended March 31, 2009.

For the quarter ended March 31, 2010, non-GAAP income from operations, which excludes non-cash share-based compensation expense and amortization of acquired intangible assets, was a record $3.2 million, representing a non-GAAP operating margin of 11%. In the corresponding quarter of the prior year, non-GAAP loss from operations was $15,000.

Non-GAAP net income was $1.9 million for the quarter ended March 31, 2010, leading to non-GAAP net income per diluted share of $0.08. In the corresponding quarter of the prior year, non-GAAP net loss of $338,000 led to a non-GAAP net loss per diluted share of $0.01.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kevin Shone, chief financial officer of Unica, said, “The growing strength of Unica’s enterprise business and related perpetual license revenue enabled the company to deliver record non-GAAP operating income during the second quarter. The combination of growing profitability and strong collections also drove record quarterly cash flow from operations.” Shone added, “We continue to target a non-GAAP operating margin in the upper single-digit to low double-digit range during the second half of fiscal 2010, and we expect the company’s cash flow from operations to exceed our operating profitability as a result of the solid growth in our recurring and subscription-based revenue sources.”

As of March 31, 2010, Unica had cash and cash equivalents of $39.2 million, compared to $49.8 million at December 31, 2009. The Company generated $9.8 million of cash provided by operations, during the quarter ended March 31, 2010, compared to $2.5 million of cash provided by operations in the year ago period. The company used approximately $19.2 million in cash during the second quarter of fiscal 2010 to fund the previously disclosed acquisitions of Pivotal Veracity and the assets of Microchannel Technologies.

Additional Second Quarter and Recent Business Highlights:

•	During the second quarter, added new Unica Enterprise customers and expanded relationships with existing enterprise customers including 1-800-CONTACTS, Charming Shoppes, Cox Communications, CVS, DBS Bank, Dick’s Sporting Goods, Guitar Center, Hilton Hotels, SmileMakers, Unicaja, United Airlines and USAA, among others. The company also added customers for its Unica OnDemand offerings, including Ascensus, Bisnode Interact, BombBomb, Citrix, Euro RSCG, Forbes, Harris Teeter, Hubbard One, Infomercial TV, MGM Grand, Orvis, Printus GmbH and Razor, among others.

•	Gartner, Inc., a leading independent analyst firm, placed Unica in the “Leaders” quadrant of its “Magic Quadrant for Marketing Resource Management” report (February 19, 2010). The Gartner Magic Quadrant evaluates vendors for their ability to execute and completeness of vision.

•	Unica released its “State of Marketing 2010” survey results, which covered nearly 200 online and direct marketers who highlighted turning data into actions as one of their top issues and see IT as their number one technology bottleneck. The survey also highlighted that many marketers use both aggregate web data and offline data when making decisions about marketing offers. This trend will likely continue to grow over the next twelve months (expected channel use ranging from 51%-92% for online data and 43%-81% for offline data).

•	Announced its Partner Solution Platform, which is the most comprehensive marketing technology platform for partners in the marketing technology sector. Through the platform, participating partners will gain access to key capabilities and connectors that standardize and simplify two-way integration with Unica’s leading Enterprise and OnDemand marketing suites.

•	Announced support for the new Apple iPad in Pivotal Veracity. This capability allows email marketers to craft, target and track email communications specifically optimized for the new device.

Conference Call Details

Unica will discuss its quarterly results and related matters via a teleconference today, May 3, 2010 at 5:00 p.m. ET. To access this call, dial 888-539-3679 (domestic) or 719-457-2644 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s web site at http://investor.unica.com.

A replay of this conference call will be available from 8:00 p.m. ET on Monday, May 3, 2010 through 11:59 p.m. ET on Monday, May 17, 2010 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 8567164. A replay of the webcast will also be available on the events portion of the Unica web site following the earnings call.

Non-GAAP Financial Measures

Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, and earnings per share.

Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both an historic and a forward-looking basis, these non-GAAP measures exclude:

•	Expense associated with the amortization of intangible assets related to acquisitions and the impairment of goodwill, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Expense associated with share-based compensation related to options to purchase common stock, the employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Unica

Unica Corporation (Nasdaq: UNCA) is the recognized leader in marketing software solutions. Unica’s advanced set of enterprise marketing management and on-demand marketing solutions empowers organizations and individuals to turn their passion for marketing into valuable customer relationships and more profitable, timely, and measurable business outcomes. These solutions integrate and streamline all aspects of online and offline marketing. Unica’s unique interactive marketing approach incorporates customer analytics and web analytics, centralized decisioning, cross-channel execution, and integrated marketing operations. More than 1,500 organizations worldwide depend on Unica for their marketing management solutions.

Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit http://www.unica.com/.

Note to Editors: Copyright 2010 Unica Corporation. Unica, the Unica logo, and NetInsight are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Forward-looking Statements

The information provided in this press release above contains forward-looking statements that relate to future events and future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change; and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including those factors listed in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2009 under “Risk Factors”, which factors could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

Media contact:
Dan Ring
Unica Corporation
781-487-8641
dring@unica.com

Investor contact:
Kori Doherty
ICR
617-956-6730
kdoherty@icrinc.com

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	September 30,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$39,215	$50,314
Accounts receivable, net	20,359	16,514
Prepaid expenses and other current assets	5,814	4,731

Total current assets	65,388	71,559
Property and equipment, net	6,562	5,221
Goodwill and other acquired intangible assets, net	32,414	15,458
Other assets	1,748	1,643

Total assets	$106,112	$93,881

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$737	$1,332
Accrued expenses	11,599	13,080
Short-term deferred revenue	42,677	35,069

Total current liabilities	55,013	49,481
Long-term deferred revenue	3,399	1,250
Other long-term liabilities	337	337

Total liabilities	58,749	51,068
Stockholders’ equity	47,363	42,813

Total liabilities and stockholders’ equity	$106,112	$93,881

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Revenue:
License	$7,693	$4,205	$13,180	$10,665
Maintenance and services	14,678	14,628	29,083	29,984
Subscription	6,579	4,423	11,815	8,701

Total revenue	28,950	23,256	54,078	49,350
Costs of revenue:
License	592	505	1,114	1,141
Maintenance and services	4,818	4,483	9,088	9,704
Subscription	2,260	1,037	4,225	2,050

Total cost of revenue	7,670	6,025	14,427	12,895

Gross profit	21,280	17,231	39,651	36,455
Operating expenses:
Sales and marketing	9,856	9,919	18,674	20,941
Research and development	5,083	4,970	9,152	10,416
General and administrative	4,469	3,932	8,723	7,889
Restructuring charges (credits)	(15)	(6)	16	748
Goodwill impairment charge	—	15,266	—	15,266
Amortization of acquired intangible assets	258	450	381	935
Acquisition related fees	150	—	297	—

Total operating expenses	19,801	34,531	37,243	56,195

Income (loss) from operations	1,479	(17,300)	2,408	(19,740)
Other expense, net	(546)	(323)	(529)	(1,200)

Income (loss) before income taxes	933	(17,623)	1,879	(20,940)
Provision for (benefit from) income taxes	565	(1,492)	(253)	(711)

Net income (loss)	$368	$(16,131)	$2,132	$(20,229)

Net income (loss) per common share:
Basic	$0.02	$(0.77)	$0.10	$(0.97)

Diluted	$0.02	$(0.77)	$0.10	$(0.97)

Shares used in computing net income (loss) per common share:
Basic	21,174	20,841	21,045	20,886

Diluted	22,054	20,841	21,950	20,886

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Six Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$2,132	$(20,229)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	1,553	1,385
Amortization of capitalized software development costs	86	86
Amortization of acquired intangible assets	903	1,474
Goodwill impairment charge	—	15,266
Share-based compensation expense	2,230	2,637
Foreign currency translation loss	241	153
Provision for doubtful accounts	89	149
Benefit from deferred income taxes	(23)	(1,435)
Changes in operating assets and liabilities:
Accounts receivable	(4.028)	1,631
Prepaid expenses and other current assets	58	2,456
Other assets	(125)	(110)
Accounts payable	(556)	(1,344)
Accrued expenses	(1,284)	(2,253)
Deferred revenue	9,871	452

Net cash provided by operating activities	11,147	318
Cash flows from investing activities:
Purchases of property and equipment	(2,486)	(900)
Capitalization of software development costs	(355)	(425)
Cash collected from license acquired in acquisition	72	77
Net cash paid for acquisitions	(19,181)	—
Proceeds from sales and maturities of investments	—	11,310
Purchases of investments	—	(898)
Increase in restricted cash	(106)	(69)

Net cash (used in) provided by investing activities	(22,056)	9,095
Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and employee stock purchase	904	355
plans
Treasury shares purchased	—	(912)
Payment of withholding taxes in connection with settlement of restricted stock units	(771)	(230)

Net cash used in financing activities	133	(787)
Effect of exchange rate changes on cash and cash equivalents	(323)	(808)

Net decrease in cash and cash equivalents	(11,099)	7,818
Cash and cash equivalents at beginning of period	50,314	35,799

Cash and cash equivalents at end of period	$39,215	$43,617

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$1,479	$(17,300)	$2,408	$(19,740)
Add: Share-based compensation	1,126	1,341	2,230	2,637
Add: Amortization of acquired intangible assets	551	678	902	1,474
Add: Goodwill impairment	—	15,266	—	15,266

Non-GAAP income (loss) from operations	$3,156	$(15)	$5,540	$(363)

GAAP income (loss) before income taxes	$933	$(17,623)	$1,879	$(20,940)
Add: Share-based compensation	1,126	1,341	2,230	2,637
Add: Amortization of acquired intangible assets	551	678	902	1,474
Add: Goodwill impairment	—	15,266	—	15,266
Adjusted (provision for) benefit from income taxes	(731)	—	(1,403)	355

Non-GAAP net income (loss)	$1,879	$(338)	$3,608	$(1,208)

Diluted non-GAAP net income (loss) per common share	$0.08	$(0.01)	$0.16	$(0.05)

Shares used in computing non-GAAP net income (loss) per diluted common share:	23,441	22,559	23,188	22,449

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED SUMMARY OF SHARE-BASED COMPENSATION EXPENSE AND
AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS
(In thousands)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Share-based compensation:
Cost of license revenue	$10	$13	$13	$30
Cost of maintenance and services revenue	331	258	578	475
Sales and marketing expense	240	519	556	1,042
Research and development expense	203	240	361	474
General and administrative expense	342	311	722	616

Total share-based compensation expense	$1,126	$1,341	$2,230	$2,637

Amortization of acquired intangible assets:
Cost of license revenue	$293	$228	$521	$539
Operating expenses	258	450	381	935

Total amortization of acquired intangible assets	$551	$678	$902	$1,474